Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.0001 par value per share, of SkyAI, Inc., a Nevada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Bastion Trading Limited

By:	/s/ Wei Zhu
Wei Zhu, Director
Date:	09/03/2026

Bastion Holdings Limited

By:	/s/ Wei Zhu
Wei Zhu, Director
Date:	09/03/2026

Lucio Holding Limited

By:	/s/ Wei Zhu
Wei Zhu, Director
Date:	09/03/2026

Wei Zhu

By:	/s/ Wei Zhu
Wei Zhu
Date:	09/03/2026